Exhibit 10.4 B

SECOND AMENDMENT TO OFFICE LEASE AGREEMENT

This Second Amendment to Office Lease Agreement (this “Second Amendment”) is made and entered into as of July 31, 2014, by and between PLAZA EAST PROPERTY LLC, a Delaware limited liability company (“Landlord”), and APPTIO, INC., a Delaware corporation (“Tenant”).

RECITALS:

A. Landlord and Tenant entered into that certain Office Lease dated May 15, 2012 (the “Office Lease”), pursuant to which Landlord leases to Tenant and Tenant leases from Landlord 61,481 rentable square feet of space (the “Existing Premises”) on the 5th, 6th and 7th floors of the office building located at 11100 NE 8th Street, Bellevue, Washington (the “Building”). The Office Lease, as amended by that certain First Amendment to Office Lease Agreement dated as of August 20, 2012, is referred to herein as the “Lease”.

B. Landlord and Tenant desire (i) to extend the Lease Term of the Lease, (ii) to expand the Existing Premises to include 18,459 rentable square feet of space on the ninth (9th) floor of the Building (the “Expansion Premises”), as shown on Exhibit A attached hereto and made a part hereof, and (iii) to make other modifications to the Lease, and in connection therewith, Landlord and Tenant desire to amend the Lease as hereinafter provided.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

1. Defined Terms. Except as explicitly set forth in this Second Amendment, each initially capitalized term when used herein shall have the same respective meaning as is set forth in the Lease.

2. Modification of Premises. Effective as of the date (the “Expansion Commencement Date”), which is the earlier of (i) the date Tenant commences business in the Expansion Premises, and (ii) January 1, 2015, Tenant shall lease from Landlord and Landlord shall lease to Tenant the Expansion Premises. The Expansion Commencement Date is anticipated to occur prior to January 1, 2015. Consequently, effective upon the Expansion Commencement Date, the Existing Premises shall be increased to include the Expansion Premises. Landlord and Tenant hereby acknowledge that such addition of the Expansion Premises to the Existing Premises shall, effective as of the Expansion Commencement Date, increase the size of the Premises to 79,940 rentable square feet. The Existing Premises and the Expansion Premises may hereinafter collectively be referred to as the “Premises”.

3. Lease Term.

3.1 Existing Premises. Landlord and Tenant acknowledge that Tenant’s lease of the Existing Premises is scheduled to expire on January 31, 2021, pursuant to the terms of the Lease. Notwithstanding anything to the contrary in the Lease, the term of Tenant’s lease of the Existing

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Premises is hereby extended to January 31, 2023, unless sooner terminated as provided in the Lease, as hereby amended. The period of time commencing on February 1, 2021, and terminating on January 31, 2023, shall be referred to herein as the “Extended Existing Premises Term.”

3.2 Expansion Premises. Tenant’s lease of the Expansion Premises shall commence on the Expansion Commencement Date and terminate coterminously with Tenant’s lease of the Existing Premises on January 31, 2023 (the “Expansion Term”). At any time during the Expansion Term, Landlord may deliver to Tenant a notice substantially in the form as set forth in Exhibit C attached to the Lease, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within five (5) days of receipt thereof

4. Base Rent.

4.1 Existing Premises. Notwithstanding anything to the contrary in the Lease as hereby amended, prior to February 1, 2021, Tenant shall continue to pay Base Rent for the Existing Premises in accordance with the terms of Article 3 of the Lease. Commencing on February 1, 2021, and continuing throughout the Extended Existing Premises Term, Tenant shall pay to Landlord monthly installments of Base Rent for the Existing Premises as follows:

Period During Extended Existing Premises Term	Annual Base Rent	Monthly Installment of Base Rent	Annual Rental Rate per Rentable Square Foot
February 1, 2021 –– January 31, 2022	$2,428,499.50	$202,374.96	$39.50
February 1, 2022 — January 31, 2023	$2,489,980.50	$207,498.38	$40.50

4.2 Expansion Premises. Commencing on the Expansion Commencement Date and continuing throughout the Expansion Term, Tenant shall pay to Landlord monthly installments of Base Rent for the Expansion Premises as follows:

Month of Expansion Term	Annual Base Rent		Monthly Installment of Base Rent		Annual Rental Rate per Rentable Square Foot
1 — 12	$335,794.50	*	$27,982.88	*	$35.50
13 — 24	$673,753.50		$56,146.13		$36.50
25 — 36	$692,212.50		$57,684.38		$37.50
37 — 48	$710,671.50		$59,222.63		$38.50
49 — 60	$729,130.50		$60,760.88		$39.50
61 — 72	$747,589.50		$62,299.13		$40.50
73 — 84	$766,048.50		$63,837.38		$41.50
85 — 96	$784,507.50		$65,375.63		$42.50
97 — January 31, 2023	$802,966.50		$66,913.88		$43.50

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*Note:	During the first twelve (12) months of the Expansion Term, Base Rent has been calculated as if the Expansion Premises contained only 9,459 rentable square feet (the “Space Pocket Reduction”). Notwithstanding the foregoing, Tenant shall continue to have the right to use the entire Expansion Premises as provided in the Lease, and all of Tenant’s other obligations under the Lease, other than with respect to the payment of Base Rent, shall apply to the entire Expansion Premises.

Concurrently with Tenant’s execution of this Second Amendment, Tenant shall pay to Landlord the Base Rent payable for the Expansion Premises for the first full month of the Expansion Term.

4.3 Expansion Premises Abated Base Rent. Provided that Tenant is not then in default of the Lease (as hereby amended), then during the first eight (8) month of the Expansion Term (the “Rent Abatement Period”), Tenant shall not be obligated to pay any Base Rent otherwise attributable to the Expansion Premises (the “Rent Abatement”). Tenant acknowledges and agrees that the foregoing Rent Abatement has been granted to Tenant as additional consideration for entering into this Second Amendment, and for agreeing to pay the Rent and performing the terms and conditions otherwise required under the Lease (as hereby amended). If Tenant shall be in default under the Lease (as hereby amended) and shall fail to cure such default within the notice and cure period, if any, permitted for cure pursuant to the Lease (as hereby amended), then Landlord may at its option, by notice to Tenant, elect that the dollar amount of the unapplied portion of the Rent Abatement as of such default shall be converted to a credit to be applied to the Base Rent applicable at the end of the Expansion Term and Tenant shall immediately be obligated to begin paying Base Rent for the Expansion Premises in full.

5. Tenant’s Share of Building Direct Expenses.

5.1 Existing Premises. Prior to February 1, 2021, Tenant shall continue to pay Tenant’s Share of Direct Expenses in accordance with the terms of Article 4 of the Office Lease based on a Base Year of calendar year 2013 as provided in the Office Lease. Effective as of February 1, 2021, and continuing throughout the Existing Premises Extended Term, the Base Year, with respect to the Existing Premises only, shall be amended to be calendar year 2015.

5.2 Expansion Premises. Except as specifically set forth in this Section 5.2, commencing on the Expansion Commencement Date, and continuing through the Expansion Term, Tenant shall pay Tenant’s Share of Direct Expenses in connection with the Expansion Premises in accordance with the terms of Article 4 of the Lease, provided that with respect to the calculation of

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Tenant’s Share of Direct Expenses in connection with the Expansion Premises, the following shall apply:

5.2.1 Tenant’s Share shall equal 11.7193%; and

5.2.2 the Base Year shall be the calendar year 2015.

6. Improvements. Landlord shall construct the improvements in the Expansion Premises pursuant to the terms of the Tenant Work Letter attached to the Office Lease as Exhibit B (subject to the revisions thereto set forth below). Except as specifically set forth herein and in the Tenant Work Letter, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Expansion Premises, and Tenant shall accept the Expansion Premises in its presently existing, “as-is” condition.

6.1 Tenant Work Letter Revisions. The Tenant Work Letter is hereby amended as follows:

6.1.1 Tenant Improvement Allowance. The Tenant Improvement Allowance applicable to the Expansion Premises shall be equal to $50.83 per rentable square foot of the Expansion Premises (i.e., $938,335.30). Tenant acknowledges that Tenant will bear, at its sole cost, including out of the Tenant Improvement Allowance, any costs of installing supplemental HVAC units on the 6th and 7th floors of the Existing Premises.

6.1.2 Landlord Work. The items of Landlord Work set forth in subsections (i) and (ii) of Section 1.2 of the Tenant Work Letter shall apply to the delivery and construction of the Tenant Improvements in the Expansion Premises. Subsection (iii) of Section 1.2 of the Tenant Work Letter is no longer applicable and shall not apply in connection with the Expansion Premises. Tenant, as part of the Tenant Improvements, and at Tenant’s sole cost and expense (subject to the Tenant Improvement Allowance), shall (a) cause existing fire sprinklers pipe supports in the Expansion Premises to be repaired or replaced so that the same comply with applicable laws to the extent required to allow legal occupancy of the Expansion Premises, and (b) cause the existing elevator lobby smoke control doors and automatic holder/closer units to be operational and in compliance with applicable laws to the extent required to allow the legal occupancy of the Expansion Premises (items (a) and (b), the “Compliance Work”).

6.1.3 HVAC Work. In addition to the Compliance Work, Landlord shall provide an independent system to provide cooling for the 9th floor of the Building, designed and installed by Landlord at Landlord’s sole cost, and in Landlord’s reasonable discretion (the “9th Floor HVAC System”). The 9th Floor HVAC System shall be designed to provide not less than 1.0 CFM/USF, and shall be stubbed to the Expansion Premises. Tenant shall be responsible, as a part of the Tenant Improvements, for all distribution from the 9th Floor HVAC System through the Premises.

6.1.3 No Restroom Allowance. Tenant shall not receive any Restroom Allowance with respect to the Expansion Premises, and, accordingly, the terms of Section 2.1.2 of the Tenant Work Letter shall not apply to the Expansion Premises.

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6.1.4 Test-Fit Allowance. Tenant shall receive a “test fit” allowance with respect to the Expansion Premises as provided in Section 2.1.3 of the Tenant Work Letter.

6.1.5 Time Deadlines. With respect to the construction of the Expansion Premises, the Time Deadlines set forth in Schedule 1 to the Tenant Work Letter shall be as follows:

	Dates	Actions to be Performed

A.	August 1, 2014	Tenant to deliver Final Space Plan to Landlord.

B.	September 22, 2014	Tenant to deliver Final Working Drawings to Landlord.

C.	Five (5) business days after the receipt of the Cost Proposal by Tenant	Tenant to approve Cost Proposal and deliver Cost Proposal to Landlord.

7. Parking. Effective as of the Expansion Commencement Date and continuing throughout the Expansion Term, Tenant shall be entitled to rent up to 2.25 unreserved parking passes per 1,000 rentable square feet of the Expansion Premises (i.e., up to 42 unreserved parking passes) in connection with Tenant’s lease of the Expansion Premises (the “Expansion Parking Passes”). During the first twelve (12) months of the Expansion Term, Tenant shall have no obligation to pay any Parking Charge with respect to the Expansion Parking Passes. Thereafter, the Expansion Parking Passes shall be rented by Tenant at the same rates as are then applicable to the Existing Premises parking passes as provided in Article 28 of the Office Lease. During the Existing Premises Extended Term, the parking rates payable by Tenant for all of the parking passes used in connection with the Existing Premises and Expansion Premises shall be at the then market parking rates charged by Comparable Buildings for covered parking. Except as provided herein, Tenant shall lease the Expansion Parking Passes in accordance with the provisions of Article 28 of the Office Lease.

8. Option Term. Tenant’s right to extend the Lease Term, as provided in Section 2.2 of the Office Lease, shall continue in effect and shall apply to the entire Premises (the Existing Premises and Expansion Premises) only. All references in such Section 2.2 to the “expiration of the Lease Term” shall be deemed to refer to the expiration of the Existing Premises Extended Term and Expansion Term.

9. Expansion Rights.

9.1 Right of First Offer. The “One Year Period” as defined in Section 1.2.3 of the Office Lease is hereby deemed to have expired, and, accordingly, the terms of Sections 1.2.4.1 and 1.2.5.1 shall be of no further force or effect. The terms of Section 1.2.8 of the Lease (Increase in L-C Amount) are hereby deleted and shall be of no further force or effect. Notwithstanding the foregoing, the First Offer Rent shall include a determination as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as a letter of credit or guaranty, for Tenant’s Rent obligations during with respect to any First Offer Space. Such determination shall be made by reviewing the extent of financial security then generally being imposed in Comparable Transactions from tenants of comparable financial condition and credit history to the then existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and such other tenants).

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9.2 Right of First Refusal. The “One Year Period” as defined in Section 1.3.2 of the Office Lease is hereby deemed to have expired, and, accordingly, the terms of Sections 1.3.3.1 and 1.3.4.1 shall be of no further force or effect. The terms of Section 1.3.7 of the Lease (Increase in L-C Amount) are hereby deleted and shall be of no further force or effect. Notwithstanding the foregoing, the First Refusal Rent shall include a determination as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as a letter of credit or guaranty, for Tenant’s Rent obligations during with respect to any First Refusal Space. Such determination shall be made by reviewing the extent of financial security then generally being imposed in Comparable Transactions from tenants of comparable financial condition and credit history to the then existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and such other tenants).

10. Broker. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Second Amendment other than CBRE, Inc., and the Broderick Group (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Second Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent, other than the Brokers. The terms of this Section 8 shall survive the expiration or earlier termination of the term of the Lease, as hereby amended.

11. No Further Modification. Except as set forth in this [First] Amendment, all of the terms and provisions of the Lease shall apply with respect to the Expansion Premises and shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, the parties have entered into this Second Amendment as of the date first set forth above.

“LANDLORD”:

PLAZA CENTER PROPERTY LLC, a Delaware limited liability company

By:	/s/ McClure Kelly
McClure Kelly Managing Director

“TENANT”:

APPTIO, INC., a Delaware corporation

By:	/s/ Kurt Shintaffer
Its: SVP

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NOTARY PAGE

STATE OF Washington

COUNTY OF King

I certify that I know or have satisfactory evidence that Kurt Shintaffer is the person who appeared before me, and said person acknowledge that (he/she) signed this instrument, on oath stated (he/she) was authorized to execute the instrument and acknowledged it as the SVP of APPTIO, INC., a Delaware corporation, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated: 07/30/2014

/s/ Elizabeth F. Pheasant

(signature)

(Seal or stamp)

Elizabeth F. Pheasant, Notary Public, State of Washington, Commission Expires 04-22-18

Title: Notary Public

Notary Public in and for the State of Washington

My appointment expires 04-22-2018

STATE OF WASHINGTON

COUNTY OF KING

On this day personally appeared before me William M. Kelly, to me known to be the individual(s) described in and who executed the within and foregoing instrument, and acknowledged that she/they signed the same as his/her/their free and voluntary act and deed, for the uses and purposes therein mentioned.

Given under my hand and seal of office this 31st day of July, 2014

(Seal)

Notary Public, State of Washington, HAYLEY HUGHES, My Appointment Expires May 17, 2017

/s/ Hayley Hughes

Notary Public residing at WA

Printed Name: Hayley Hughes

My Commission Expires:

5/17/2017

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EXHIBIT A

OUTLINE OF EXPANSION PREMISES

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